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                                                                    Exhibit 99.1

                                               1700 South Patterson Boulevard
                                               Dayton, OH  45479
         [LOGO]
          NCR                                  NEWS RELEASE
Transforming Transactions
   into Relationships

For media information:                         For investor information:

John Hourigan                                  Gregg Swearingen
NCR Corporation                                NCR Corporation
937-445-2078                                   937-445-4700
john.hourigan@ncr.com                          gregg.swearingen@ncr.com

For Release on January 14, 2003

      NCR Details Fourth-Quarter Charges for Real Estate Consolidation and
            Restructuring, Asset Impairment and Pension Liabilities

      Company updates fourth-quarter 2002 expectations and provides initial guidance for 2003

         DAYTON, Ohio - NCR Corporation (NYSE: NCR) today announced that it will include pre-tax, real estate consolidation and restructuring and asset-impairment charges of approximately $43 million in its 2002 fourth-quarter results. Approximately $25 million of these charges relate to the company's previously announced re-engineering initiatives to improve the profitability of NCR and are primarily comprised of costs incurred from consolidation of facilities. Approximately $18 million of the charges relate to the impairment of marketable securities in Japan and the write-down of other assets.

         Approximately half of these charges affect NCR's operating income with the remainder included in Other Expense. The impact on operating income is expected to result in the company reporting fourth-quarter operating income of $75-$80 million, which is roughly at the low end of the company's previous operating income guidance range of $100-$115 million, after consideration of the charges. In addition, for the quarter, NCR expects to benefit from a lower annual effective tax rate. Including the combined effect of the fourth-quarter charges and the lower annual effective tax rate, NCR expects to report earnings per share of approximately $0.50.

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Pension-Related Items

         As previously disclosed, NCR is taking a non-cash charge to retained earnings for additional minimum liabilities associated with the company's pension plans. NCR anticipates that this fourth-quarter pre-tax charge will be approximately $850 million. This charge will not have any effect on fourth-quarter earnings, the company's 2003-2004 cash flow or debt covenants, nor will it otherwise impact the business operations of the company.

         Due primarily to the poor performance of the equity markets over the last few years and changes to NCR's pension and actuarial assumptions, NCR expects pension expense of approximately $95 million in 2003, compared to pension income of $74 million in 2002. As it relates to NCR's largest pension plan, the company has reduced its expected rate of return on its U.S. pension plan assets to 8.5 percent as compared to 10 percent in 2002. The discount rate, which is used to calculate the present value of the company's future U.S. pension liability, has been reduced to 6.75 percent in 2003 from the 7.25-percent rate used in 2002.

         NCR contributed approximately $60 million of cash to its pension plans in 2002. NCR expects the cash contributions to its pension plans will increase to approximately $80 million in 2003. Including these increased pension contributions in 2003, NCR anticipates positive free cash flow, which the company defines as operating cash flow less capital expenditures.

         Commenting on the real estate consolidation and restructuring charges, NCR Senior Vice President and Chief Financial Officer Earl Shanks said, "These charges are a result of our actions to better position NCR and to drive lower infrastructure costs. At the same time we focused on these initiatives, we also delivered solid operating results in the fourth quarter."

         "Due to the adverse results in the equity markets over the last few years and reduced actuarial assumptions, 2003 operating income will see a $169 million year-over-year decline related to pension. We expect to partially offset this decline with improved operating performance of our businesses in 2003. This performance should enable us to continue improving the cash flow generation of the company, leading to positive free cash flow in 2003," Shanks concluded.

2003 Guidance

         Including the effects of pension expense and approximately $50-$60 million of cost savings from re-engineering initiatives, NCR anticipates operating income for 2003 to be

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approximately $90-$100 million and earnings per share of $0.45-$0.50. Although
NCR's re-engineering efforts should increasingly benefit its financial results throughout 2003, the first quarter will be challenging due to seasonal patterns and continued adverse market conditions.

         More details regarding fourth-quarter results, including these charges, and 2003 guidance will be provided when NCR releases its 2002 fourth-quarter financial results on Jan. 23, 2003.

About NCR Corporation

         NCR Corporation (NYSE: NCR) is a leading global technology company helping businesses build stronger relationships with their customers. NCR's ATMs, retail systems, Teradata(R) data warehouses and IT services provide Relationship TechnologyTM solutions that maximize the value of customer interactions. Based in Dayton, Ohio, NCR (www.ncr.com) employs approximately 30,100 people worldwide.

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NCR and Teradata are trademarks or registered trademarks of NCR Corporation in the United States and other countries.

Note to Investors

         This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts' earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR's actual results to differ materially.

         In addition to the factors discussed in this release, other risks and uncertainties include: the duration and intensity of the economic recession and its impact on the markets in general or on our ability to meet our commitments to customers, the ability of our suppliers to meet their commitments to us, or the timing of purchases (including upgrades to existing data warehousing solutions and retail point-of-service solutions) by our current and potential customers and other general economic and business conditions; the timely development, production or acquisition and market acceptance of new and existing products and services (such as self-checkout and

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electronic shelf labeling technologies, ATM outsourcing and enterprise data warehousing), including our ability to accelerate market acceptance of new products and services; shifts in market demands, continued competitive factors and pricing pressures, and their impact on our ability to improve gross margins and profitability, especially in our more mature offerings such as Retail Store Automation and Financial Self Service solutions; short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our solution offerings, particularly data warehousing technologies; tax rates; ability to execute our business plan; turnover of workforce and the ability to attract and retain skilled employees, especially in light of recent cost-control measures taken by us; availability and successful exploitation of new acquisition and alliance opportunities; and continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors detailed from time to time in the company's Securities and Exchange Commission reports and the company's annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.